CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-283468) (the “Registration Statement”) of our report dated April 17, 2025, relating to the statutory basis financial statements of the United States Life Insurance Company in the City of New York. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 27, 2025